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                                                                EXHIBIT 10.37(c)
                        [ALTERA CORPORATION LETTERHEAD]

May 22, 1998



Mr. Hiroto Nakamura
Department General Manager
North & South America III, Sales & Marketing Group
Electronics Components and Devices
SHARP CORPORATION
2613-1 Ichinomoto-cho
Tenri, Nara 632
Japan

SUBJECT: AMENDMENT OF PRODUCTS SUPPLY AGREEMENT

Dear Hiro:

Altera Corporation ("Altera") and Sharp Corporation ("Sharp") have entered into the LSI Products Supply Agreement dated October 1, 1993, as amended by Mr. Rodney Smith's letter addressed to Mr. Tadahiko Ishino on August 28, 1996, and as further amended by the letter addressed to you on May 22, 1997 (the "Supply Agreement"). This letter will memorialize the understanding reached between Sharp and Altera to revise the terms of payment set forth in the Supply Agreement and the August 28, 1996, letter amendment.

Article 5, Paragraph (b) of the Supply Agreement provides for payment pursuant to a letter of credit ("LC") payable at sight. We have agreed that instead of these payment terms, Sharp will invoice Altera for wafer purchases on shipment, with net thirty (30) day payment terms. Altera will open an irrevocable standby LC in favor of Sharp at a mutually acceptable bank, presently Banque Nationale de Paris, to back up Altera's payment obligations. The amount of the standby LC will be as agreed upon by Sharp and Altera from time to time, and will be four hundred seventy-five million (475,000,000) yen for the period August 20, 1998, to August 19, 1999. This amount may be adjusted if there is a material and sustained change in wafer volumes in the first and second quarters of 1999. Sharp has agreed to give Altera written notice of any invoices not paid within thirty (30) days, and to only draw on the LC if and to the extent that the invoice remains unpaid after 15 days have passed since delivery of notice.

If the above provisions accurately and completely reflect the parties' understanding of the arrangements described, please so indicate by executing and returning to Altera a signed copy of this letter.

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Mr. Hiroto Nakamura
May 22, 1998
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Thank you for your cooperation.

Sincerely,



/s/ DENIS BERLAN
---------------------------
Denis Berlan
Executive Vice President and Chief Operating Officer
Altera Corporation



The foregoing is agreed to and accepted by Sharp Corporation this 8th day of July 1998.

SHARP CORPORATION
By:


/s/ HIROTO NAKAMURA
--------------------
Hiroto Nakamura
Department General Manager
Sharp Corporation